UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2020
 _________________________________
Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor		90025
Los Angeles,	California
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hudson Pacific Properties, Inc.	Common Stock, $0.01 par value	HPP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
Hudson Pacific Properties, Inc.                                     ☐
Hudson Pacific Properties, L.P.                                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Hudson Pacific Properties, Inc.                                     ☐
Hudson Pacific Properties, L.P.                                     ☐

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership, of which the Company serves as the sole general partner.

Item 8.01    Other Events.

On June 29, 2020, the Company announced that it and certain of its subsidiaries have entered into agreements, pursuant to which, funds affiliated with Blackstone Property Partners (“Blackstone”) will acquire a 49% interest in the Company’s three Hollywood studios and five on-lot or adjacent Class A office properties (collectively, the “Hollywood Media Portfolio”) at a gross portfolio valuation of $1.65 billion resulting in anticipated cash proceeds to the Company of $808.5 million before potential asset-level financings (and before certain credits, prorations and closing costs) (the “Studio Joint Venture”). The Company will retain a 51% ownership stake and, in exchange for customary property management and other fees, will continue to provide customary property management, leasing and construction management services for the properties.

The Hollywood Media Portfolio aggregates approximately 2.2 million square feet and includes Sunset Bronson, Sunset Gower and Sunset Las Palmas Studios. Collectively, these properties comprise 35 stages or 1.2 million square feet of production and support space in Hollywood and 966,000 square feet of Class A office properties on or adjacent to the lots, specifically, 6040 Sunset, ICON, CUE, EPIC and Harlow. Harlow is currently under development and is anticipated to be completed in the third quarter of this year.

The Company intends to use the proceeds from entering into the Studio Joint Venture to repay all or a portion of its outstanding borrowings under its revolving credit facility and/or term loan facilities, with the remainder to provide for working capital and/or for other general corporate purposes. The transaction is expected to close in the third quarter of this year.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1**	Press Release issued by Hudson Pacific Properties, Inc. dated June 29, 2020.
99.2**	Strategic Joint Venture Transaction Announcement.
_____________
**     Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 29, 2020	Hudson Pacific Properties, Inc.
		By:	/s/ Mark Lammas
Mark Lammas President

Hudson Pacific Properties, L.P.
		By:	Hudson Pacific Properties, Inc.
Its General Partner
		By:	/s/ Mark Lammas
Mark Lammas President